NOTICE OF ANNUAL GENERAL MEETING

Notice is hereby given to shareholders that the annual general meeting (“AGM”) of Harmony Gold
Mining Company Limited (“Harmony” or “Company”) will, as contemplated by section 63(2)(a) of the
Companies Act 71 of 2008, as amended (“Act”) and clause 19 of the Company's memorandum of incorporation “MoI”, be held entirely by electronic communication on Tuesday, 24 November 2026 at 11:00
(South African Standard Time), to conduct the business set out below and to consider, and adopt, if deemed fit, with or without modification, the ordinary and special resolutions set out in this Notice of AGM
(“Notice”).

For more information about the online facility and the prescribed procedures and means of connecting thereto, please see the section titled
“Electronic Participation” in this Notice document.
In terms of section 59(1)(a) and (b) of the Act, the board of directors of the Company (“Board”) has set the record date for the purpose of determining which shareholders of the Company are entitled to:
▪receive this Notice (being the date on which a shareholder must be registered in the Company’s securities register to receive this Notice) as
Friday, 16 October 2026; and
▪participate in and vote at the AGM (being the date on which a shareholder must be registered in the Company’s securities register to participate in and vote at the AGM) as Friday, 13 November 2026. Accordingly, the last date to trade in order to participate in and vote at the meeting is
Tuesday, 10 November 2026.
As the AGM will cater for Electronic Participation only, it will not be desirable nor practical for voting to take place by way of show of hands.
Accordingly, the chairman has already determined that all voting will be by way of poll through the facility provided by the electronic online facilities. See further the section titled: “Electronic Participation” below in this Notice.
Presentation of annual financial statements
The audited consolidated annual financial statements of the Company, incorporating the reports of the external auditors, the audit and risk committee, and the directors for the year ended 30 June 2026 will be presented to the shareholders of the Company at the AGM as required in terms of section 30(3)(d) of the Act, read with section 61(8)(a) of the Act.
The complete audited consolidated annual financial statements of the Company are available on Harmony’s website at www.har.co.za.
Presentation of remuneration report and policy
The remuneration report for the financial year ended 30 June 2026, as required in terms of section 61(8)(a)(v) of the Companies Act, available on
Harmony’s website at www.har.co.za.
Presentation of group social and ethics committee report
In accordance with section 61(8)(a)(iv) and regulation 43(5)(c) of the Act, the social and ethics committee’s report on pages 11 and 12 of the
Sustainability report 2026 (available on Harmony’s website at www.har.co.za) will be presented to shareholders at the AGM.
Resolutions for consideration and adoption
The percentage of voting rights required for ordinary resolution numbers 1 to 20 to be adopted: more than 50% (fifty percent) of the voting rights exercised on the resolution by shareholders of the Company present at the AGM or represented by proxy and entitled to exercise voting rights on ordinary resolutions numbers 1 to 20.
1. Ordinary resolution number 1:
Election of a new director
“RESOLVED THAT Alwyn Pretorius be and is hereby elected as a director of the Company with immediate effect.” (See Alwyn Pretorius’ resumé on page 14 of this Notice.)
2. Ordinary resolution number 2:
Election of a new director
“RESOLVED THAT James Boardman be and is hereby elected as a director of the Company with immediate effect.” (See James Boardman’s resumé
on page 14 of this Notice.)
3. Ordinary resolution number 3:
Re-election of a director
“RESOLVED THAT Dr Patrice Motsepe, who retires by rotation at this AGM in accordance with the MoI, and who is eligible and available for re-
election, be and is hereby re-elected as a director of the Company with immediate effect.” (See Dr Patrice Motsepe’s resumé on page 15 of this
Notice.)
4. Ordinary resolution number 4:
Re-election of a director
“RESOLVED THAT Karabo Nondumo, who retires by rotation at this AGM in accordance with the MoI, and who is eligible and available for re-
election, be and is hereby re-elected as a director of the Company with immediate effect.” (See Karabo Nondumo’s resumé on page 16 of this
Notice.)
5. Ordinary resolution number 5:
Re-election of a director
“RESOLVED THAT Dr Mavuso Msimang, who retires by rotation at this AGM in accordance with the MoI, and who is eligible and available for re-
election, be and is hereby re-elected as a director of the Company with immediate effect.” (See Dr Mavuso Msimang’s resumé on page 16 of this
Notice.)
6. Ordinary resolution number 6:
Re-election of audit and risk committee member
“RESOLVED THAT Martin Prinsloo, who is a non-executive director of the Company, be and is hereby re-elected as a member of the Company’s audit and risk committee with immediate effect to hold office until the next AGM.” (See Martin Prinsloo’s resumé on page 17 of this Notice.)
7. Ordinary resolution number 7:
Re-election of audit and risk committee member
“RESOLVED THAT Frans (“Faan”) Lombard, who is a non-executive director of the Company, be and is hereby re-elected as a member of the
Company’s audit and risk committee with immediate effect to hold office until the next AGM.” (See Faan Lombard’s resumé on page 17 of this
Notice.)
8. Ordinary resolution number 8:
Re-election of audit and risk committee member
“RESOLVED THAT Given Sibiya, who is a non-executive director of the Company, be and is hereby re-elected as a member of the Company’s audit and risk committee with immediate effect to hold office until the next AGM.” (See Given Sibiya’s resumé on page 18 of this Notice.)
9. Ordinary resolution number 9:
Re-election of audit and risk committee member
“RESOLVED THAT Bongani Nqwababa, who is a non-executive director of the Company, be and is hereby re-elected as a member of the Company’s audit and risk committee with immediate effect to hold office until the next AGM.” (See Bongani Nqwababa’s resumé on page 18 of this Notice.)
10. Ordinary resolution number 10:
Re-election of audit and risk committee member
“RESOLVED THAT Zanele Matlala, who is a non-executive director of the Company, be and is hereby re-elected as a member of the Company’s audit and risk committee with immediate effect to hold office until the next AGM.” (See Zanele Matlala’s resumé on page 19 of this Notice.).
11. Ordinary resolution number 11:
Re-election of audit and risk committee member
“RESOLVED THAT Mametja Moshe, who is a non-executive director of the Company, be and is hereby re-elected as a member of the Company’s audit and risk committee with immediate effect to hold office until the next AGM.” (See Mametja Moshe’s resumé on page 19 of this Notice.)
12. Ordinary resolution number 12:
Re-election of social and ethics committee member
“RESOLVED THAT Zanele Matlala, who is a non-executive director of the Company, be and is hereby re-elected as a member of the Company’s social and ethics committee with immediate effect to hold office until the next AGM.” (See Zanele Matlala’s resumé on page 19 of this Notice.)
13. Ordinary resolution number 13:
Re-election of social and ethics committee member
“RESOLVED THAT Given Sibiya, who is a non-executive director of the Company, be and is hereby re-elected as a member of the Company’s social and ethics committee with immediate effect to hold office until the next AGM.” (See Given Sibiya’s resumé on page 18 of this Notice.)
14. Ordinary resolution number 14:
Re-election of social and ethics committee member
“RESOLVED THAT Mametja Moshe, who is a non-executive director of the Company, be and is hereby re-elected as a member of the Company’s social and ethics committee with immediate effect to hold office until the next AGM.” (See Mametja Moshe’s resumé on page 19 of this Notice.)
15. Ordinary resolution number 15:
Re-election of social and ethics committee member
“RESOLVED THAT subject to ordinary resolution number 5 being passed, Dr Mavuso Msimang, who is a non-executive director of the Company, be and is hereby re-elected as a member of the Company’s social and ethics committee with immediate effect to hold office until the next AGM.” (See
Dr Mavuso Msimang’s resumé on page 16 of this Notice.)
16. Ordinary resolution number 16:
Re-election of social and ethics committee member
“RESOLVED THAT subject to ordinary resolution number 4 being passed, Karabo Nondumo, who is a non-executive director of the Company, be and is hereby re-elected as a member of the Company’s social and ethics committee with immediate effect to hold office until the next AGM.” (See
Karabo Nondumo’s resumé on page 16 of this Notice.)
17. Ordinary resolution number 17:
Re-appointment of external auditors
“RESOLVED THAT Ernst & Young Incorporated be and is hereby reappointed as the external auditor of the Company to hold office from this AGM until conclusion of the next AGM.”
18. Ordinary resolution number 18:
Approval of remuneration policy
“RESOLVED THAT in terms of section 30A of the Act, the remuneration policy of the Company, as set out in the remuneration report (available on
Harmony’s website at www.har.co.za), be and is hereby approved.”
19. Ordinary resolution number 19:
Approval of the remuneration report
“RESOLVED THAT in terms of section 30B of the Act, the remuneration report of the Company (available on Harmony’s website at www.har.co.za)
be and is hereby approved.”
20. Ordinary resolution number 20:
General authority for issues for cash
“RESOLVED THAT the Board be and is hereby authorised as a general authority to issue equity securities (including the issue of authorised but unissued shares in the capital of the Company and/or the grant or issue of options or convertible securities that are convertible into an existing class of equity securities) for cash (or the extinction of a liability, obligation or commitment, restraint or settlement of expenses) on such terms and conditions as the board may, from time to time, in its sole discretion deem fit, subject to the provisions of the Act and the Listings Requirements of the JSE Limited (“JSE Listings Requirements” and “JSE” respectively), provided that:
(a)the equity securities which are the subject of the issue for cash must be of a class already in issue, or where this is not the case, must be limited to such securities or rights that are convertible into a class already in issue;
(b)the equity securities must be issued to public shareholders, as defined in the JSE Listings Requirements, and subject to (d) below not to related parties;
(c)securities which are the subject of general issues for cash in the aggregate may not exceed 5% (five percent) of the Company’s shares in issue as at the date of this Notice, excluding treasury shares – the number of shares available for the issue of shares for cash will therefore be limited to
31 356 818 shares, provided that:
(i)this authority shall be valid until the Company’s next AGM or for 15 (fifteen) months from the date on which this resolution is passed, whichever period is shorter, subject to the requirements of the JSE and any other restrictions set out in this authority;
(ii)the calculation of the Company’s listed equity securities must be a factual assessment of the Company’s listed equity securities as at the date of this Notice, excluding treasury shares;
(iii)any equity securities issued for cash under this authority during the period contemplated in (i) shall be deducted from the number set out in (c); and
(iv)in the event of sub-division or consolidation of issued equity securities during the period contemplated in (i), the existing authority will be adjusted accordingly to represent the same allocation ratio;
(v)the maximum discount at which equity securities may be issued is 10% (ten percent) of the weighted average traded price of such equity securities measured over the 30 (thirty) business days prior to the date that the price of the issue is agreed between the Company and the party subscribing for the securities; and
(d)subject to passing special resolution 3, this approval expressly allows related parties (including any such parties who also fall within the ambit of section 41(1) of the Act) to participate in a general issue for cash through a bookbuild process provided that:
(i)related parties may only participate with a maximum bid price at which they are prepared to take-up shares or at book close price. In the event of a maximum bid price and the book closes at a higher price, the relevant related party will be “out of the book” and not be allocated shares; and
(ii)equity securities must be allocated equitably “in the book” through the bookbuild process and the measures to be applied must be disclosed in the Stock Exchange News Services announcement launching the bookbuild.”
Requirements to pass special resolutions number 1 to 4
The percentage of voting rights required for special resolution numbers 1 to 4 to be adopted: at least 75% (seventy-five percent) of the voting rights exercised on the resolution by shareholders of the Company present at the AGM or represented by proxy and entitled to exercise voting rights on special resolutions numbers 1 to 4.
21. Special resolution number 1:
Approval of financial assistance in terms of section 45 of the Act
“RESOLVED THAT in terms of section 45(3)(a)(ii) of the Act, the provision by the Company, at any time during the period of 2 (two) years from the date of passing of this special resolution, of any direct or indirect financial assistance (“financial assistance” having the meaning attributed to such term in section 45(1) of the Companies Act), as contemplated in section 45 of the Act, to any one or more related or inter-related (“related” and
“inter-related” having the meaning as attributed to those terms in section 2 of the Companies Act) companies (whether domestic or foreign) or corporations of the Company and/or to any one or more juristic persons who are members of any such related or inter-related company or corporation and/or to any one or more juristic persons related or inter-related to any such company, corporation or member, be and is hereby approved, provided that:
(a)the identity of the recipient of such financial assistance, the form, nature and extent of such financial assistance and the terms and conditions under which such financial assistance is to be provided, are determined by the Board from time to time;
(b)the Board may not authorise the Company to provide any financial assistance pursuant to this special resolution unless the Board fulfils all the requirements of section 45 of the Act, which it is required to fulfil in order to authorise the Company to provide such financial assistance; and
(c)such financial assistance to a recipient is, in the opinion of the Board, required for the purpose of (i) meeting all or any of such recipient’s operating expenses (including capital expenditure), and/or (ii) funding the growth, expansion, reorganisation or restructuring of the businesses or operations of such recipient, and/or (iii) providing any form of financial assistance to such recipient for any other purpose which, in the opinion of the Board, is directly or indirectly in the interests of the Company.”
The above authority is not relevant or applicable in respect of financial assistance which is exempted under section 45(2A) of the Companies Act.
Notice is hereby given to shareholders of the Company in terms of section 45(5) of the Act of a resolution adopted by the Board, authorising the
Company to provide such direct or indirect financial assistance as specified in special resolution number 1 on the basis that:
(a)by the time that this Notice is delivered to shareholders of the Company, the Board will have adopted a resolution (“Section 45 Board
Resolution”) authorising the Company to provide, subject to the shareholders approving special resolution 1, at any time and from time to time during the period of 2 (two) years commencing on the date on which special resolution number 1 is adopted, any direct or indirect financial assistance (“financial assistance” having the meaning attributed to such term in section 45(1) of the Companies Act) as contemplated in section 45 of the Companies Act to any one or more related or inter-related (‘related’ and ‘interrelated’ having the meaning as attributed to those terms in section 2 of the Companies Act) companies (whether domestic or foreign) or corporations of the Company and/or to any one or more juristic persons who are members of any such related or inter-related company or corporation and/or to any one or more juristic persons related to any such company, corporation or member;
(b)the Section 45 Board Resolution will be effective only if and to the extent that special resolution number 1 is adopted by the shareholders of the Company, and the provision of any such direct or indirect financial assistance by the Company, pursuant to such resolution, will always be subject to the Board being satisfied that (i) immediately after providing such financial assistance, the Company will satisfy the solvency and liquidity test as referred to in section 45(3)(b)(i) of the Act, and that (ii) the terms under which such financial assistance is to be given are fair and reasonable to the Company as referred to in section 45(3)(b)(ii); and
(c)in as much as the Section 45 Board Resolution contemplates that such financial assistance will in the aggregate exceed 1/10 (one tenth) of 1%
(one percent) of the Company’s net worth at the date of adoption of such resolution, the Company hereby provides notice of the Section 45
Board Resolution to shareholders of the Company. Such notice will also be provided to any trade union representing any employees of the
Company.
22. Special resolution number 2:
Pre-approval of non-executive directors’ remuneration
“RESOLVED THAT in terms of section 66(8), read with section 66(9) of the Act, the Company be and is hereby authorised to pay the following annual remuneration to its non-executive directors for their services as non-executive directors (together with the value added tax thereon, if applicable)
for a period of (two) 2 years from the date of this AGM or until the non-executive directors’ remuneration is amended by way of special resolution of the shareholders, whichever comes first:
Directors’ remuneration (R’000)

	Board					Committee
	Annual Retainer				Attendance Fee[1]	Audit and risk		Social and ethics		Remuneration		Nomination		Investment		Technical
	Chairman	Deputy chair	LID[2]	Member	Member	Chair	Member	Chair	Member	Chair	Member	Chair	Member	Chair	Member	Chair	Member
Current	2,112.9	855.5	766.2	507.9	40.0	498.1	249.9	322.9	181.7	333.6	178.0	311.6	178.0	311.6	169.7	311.6	169.7
Proposed	2,239.7	975.3	888.8	568.8	44.8	567.8	282.4	342.3	192.6	363.6	192.2	324.1	192.2	336.5	196.9	336.5	196.9
Increase	6.0%	14.0%	16.0%	12.0%	12.0%	14.0%	13.0%	6.0%	6.0%	9.0%	8.0%	4.0%	8.0%	8.0%	16.0%	8.0%	16.0%
1Only payable per board meeting attended.
2Lead independent director.
Ad hoc fees: R25 625 ad hoc meeting/attendance to company business per day (4% increase).
The directors’ remuneration set out above excludes value-added tax which the Company is authorised to pay, in addition to the above directors’
remuneration, to those non-executive directors who are obliged to charge value added tax on their directors’ remuneration.
23. Special resolution number 3:
Share issues to persons related and inter-related to the Company or its directors / prescribed officers
“RESOLVED THAT as a special resolution, the shareholders of the Company hereby approve the issue of shares or securities convertible into shares, or the grant of options, as authorised to be issued by the Board in terms of ordinary resolution 20 (subject to the approval of such resolution), to any (i) director, future director, prescribed officer, or future prescribed officer of the Company; (ii) person related or inter-related to the Company or to a director or prescribed officer of the Company; or (iii) nominee of a person contemplated in (i) or (ii), in terms of section 41(1) of the Act. This approval expressly allows related parties (including any such parties who also fall within the ambit of section 41(1) of the Act) to participate in a general issue for cash through a bookbuild process, subject to the parameters set out in ordinary resolution 20.”
*Copyright and trademarks are owned by the Institute of Directors, South Africa and all its rights are reserved.
24. Special resolution number 4:
Amendment of the MoI
"RESOLVED THAT in terms of section 16 (1)(c) as read with section 16(5)(a) of the Companies Act and the JSE Listings Requirements, the MoI be and
hereby is substituted, with effect from the date as contemplated in section 16(9)(b) of the Companies Act, with the new memorandum of incorporation annexed to this Notice (“New MoI”).
Special resolution number 4 seeks to obtain the necessary approval from shareholders for the Company to amend its existing MoI by deleting, altering or replacing certain provisions to align them with the requirements of the Companies Act and JSE Listings Requirements following the finalisation of certain amendments to both, and to remove any historical provisions in the Company's existing MoI that are no longer applicable.
The proposed amendments to the existing MoI of the Company are set out in Annexure A (see pages 20 to 23). A copy of the amended MoI, marked up to reflect the proposed amendments for ease of reference, will be available on Harmony’s website at www.har.co.za from the date of publication of the Notice of AGM up to the date of the AGM. The amendments are intended to align the MoI with updated legislation, the latest amendments to the Companies Act and JSE Listings Requirements, and to improve governance in alignment with the King V Report on Corporate
Governance™ for South Africa 2025 (King V™). The amended MoI of the Company will become effective 10 (ten) business days after filing the amended MoI with the Companies and Intellectual Property Commission (CIPC), unless endorsed or rejected with reasons by the CIPC prior to the expiry of the 10 (ten) business-day period.”
Electronic participation
In accordance with the provisions of the Act and the MoI, the AGM will be conducted entirely through electronic communication. The electronic meeting facilities will permit all participants to be able to communicate concurrently with each other without an intermediary, and to participate reasonably effectively in the meeting. Voting via the electronic facility will be the only method available to shareholders to vote their shares at the
AGM.
Shareholders who wish to electronically participate in and/or vote at the AGM are required to complete the Electronic Participation Application
Form attached hereto and email same to The Meeting Specialist Proprietary Limited (“TMS”) at proxy@tmsmeetings.co.za or contact them on
+2781 711 4255/+2784 433 4836/+2761 440 0654 as soon as possible, but in any event no later than 11:00 (SA time) on Friday, 20 November 2026.
If shareholders who hold dematerialised shares without own name registration wish to participate in the AGM, they should instruct their central securities depository participant (“CSDP”) or broker to issue them with the necessary letter of representation to participate in the AGM, in the manner stipulated in their Custody Agreement. These instructions must be provided to the CSDP or broker by the cut-off time and date advised by the CSDP or broker, to accommodate such requests.
TMS will assist shareholders with the requirements for electronic participation in, and/or voting at the AGM. TMS is further obliged to validate (in correspondence with Harmony and, in particular, Harmony's transfer secretaries, JSE Investor Services Proprietary Limited (“Transfer
Secretaries”) and shareholders’ CSDPs) each such shareholder’s entitlement to participate in and/or vote at the AGM, before providing it with the necessary means to access the AGM and/or the associated voting platform.
Shareholders will be liable for their own network charges in relation to electronic participation in and/or voting at the AGM. Any such charges will not be for the account of the JSE, Harmony, the Transfer Secretaries and/or TMS.
None of Harmony, the Transfer Secretaries or TMS can be held accountable in the case of loss of network connectivity or other network failure due to insufficient airtime, internet connectivity, internet bandwidth and/or power outages which prevents any such shareholder from participating in and/or voting at the AGM.
Shareholders are strongly encouraged to have a stable internet connection with sufficient bandwidth capabilities to participate in the AGM.
Shareholders are strongly encouraged to submit their proxies beforehand, even if they intend to participate in the AGM, to ensure that their votes are counted in the event of any delays or disruptions to the shareholder’s network connectivity and/or loss of network connectivity by such shareholder during any part of the AGM.
Identification, proxies and voting
Shareholders are reminded that:
▪a shareholder eligible to participate in and vote at the AGM is entitled to appoint a proxy (or proxies) to participate in and vote at the AGM in place of the shareholder – shareholders are referred to the proxy form attached to this Notice in this regard:
■a proxy need not also be a shareholder of the Company;
■in terms of section 63(1) of the Act, any person participating in a meeting of shareholders must present reasonably satisfactory identification and the person presiding at the AGM must be reasonably satisfied that the right of any person to participate in and vote
(whether as shareholder or as proxy for a shareholder) has been reasonably verified – acceptable forms of verification include a green bar-
coded or smart card identification document issued by the South African Department of Home Affairs, a South African driver’s licence or a valid passport; and
■this Notice includes the attached form of proxy.
All beneficial owners whose shares have been dematerialised through a CSDP or broker, other than with “own name” registration, must provide their CSDP or broker with their voting instructions in terms of their custody agreement should they wish to vote at the AGM. Alternatively, they may request their CSDP or broker to provide them with a letter of representation, in terms of their custody agreements, should they wish to participate in the AGM.
Unless you advise your CSDP or broker, in terms of your agreement, by the cut-off time stipulated therein, that you wish to participate in the AGM or send a proxy to represent you, your CSDP or broker may assume that you do not wish to participate in the AGM or send a proxy.
Forms of proxy attached hereto must be dated and signed by the shareholder of the Company appointing a proxy and, for the sake of good order, are urged (but not required) to be submitted to the offices of the Transfer Secretaries by no later than
11:00 (SA time) on Friday, 20 November 2026.
In compliance with section 58(8)(b)(i) of the Act, a summary of the rights of a shareholder to be represented by proxy is set out immediately below:
▪An ordinary shareholder entitled to participate in and vote at the AGM may appoint any individual (or individuals) as a proxy or proxies to participate in and vote at the AGM in the place of such shareholder. A proxy need not be a shareholder of the
Company
▪A proxy appointment must be in writing, dated and signed by the shareholder of the Company appointing a proxy and, subject to the rights of a shareholder to revoke such appointment (as set out below), remains valid only until the end of the AGM
▪A proxy may delegate its authority to act on behalf of a shareholder of the Company to another person, subject to any restrictions set out in the instrument appointing the proxy
▪Irrespective of the form of instrument used to appoint a proxy, the appointment of a proxy is suspended at any time and to the extent that the shareholder of the Company who appointed such proxy chooses to act directly and in person in exercising any rights as a shareholder of the Company
▪Unless the proxy appointment expressly provides otherwise, the appointment of a proxy is revocable by the shareholder of the Company in question cancelling it in writing, or making a later inconsistent appointment of a proxy, and delivering a copy of the revocation instrument to the proxy and to the Company. The revocation of a proxy appointment constitutes a complete and final cancellation of the proxy’s authority to act on behalf of the shareholder of the Company as of the later of
(a) the date stated in the revocation instrument, if any; and (b) the date on which the revocation instrument is delivered to the Company as required in the first sentence of this paragraph
▪If the instrument appointing the proxy or proxies has been delivered to the Company, as long as that appointment remains in effect, any notice required by the Act or the MoI to be delivered by the Company to the shareholder of the Company, must be delivered by the Company to (a) the shareholder of the Company, or (b) the proxy or proxies, if the shareholder of the
Company has (i) directed the Company to do so in writing; and (ii) paid any reasonable fee charged by the Company for doing so.
Attention is also drawn to the notes to the form of proxy.
Completing a form of proxy does not preclude any shareholder of the Company from participating in the AGM.
By order of the Board
Harmony Gold Mining Company Limited
S Mohatla
Group company secretary
23 October 2026
Annual general meeting explanatory notes
Presentation of annual financial statements
At the AGM, the directors must present the annual financial
statements for the year ended 30 June 2026 to shareholders
as required in terms of section 30(3)(d) of the Act, together with the reports of the directors, audit and risk committee and the external auditors.
Presentation of group social and ethics committee report
At the AGM, the social and ethics committee must report, through one of its members, on matters within its mandate as required in terms of section 61(8)(a)(iv) and regulation 43(5)(c) of the Act.
Ordinary Resolution Numbers 1 and 2:
Election of directors
In accordance with the JSE Listings Requirements, the MoI,
section 68(1) read with section 70(3)(b)(i) of the Act, Alwyn
Pretorius and James Boardman’s appointments by the Board as
directors of the Company must be confirmed at this AGM of the
Company by new elections. (See their resumés from page 14 of this
Notice.)
The Board confirms that fit and proper assessments, as
contemplated in terms of the JSE Listings Requirements, have been performed in respect of both directors, and is satisfied with the outcomes thereof.
Ordinary Resolution Numbers 3 to 5:
Re-election of directors
In accordance with the MoI, one third of directors are required to retire at each AGM and may offer themselves for re-election. As such Dr Patrice Motsepe, Karabo Nondumo and Dr Mavuso
Msimang who retire by rotation are eligible and have availed themselves for re-election. (See their resumés from page 14
of this Notice.)
The Board confirms that fit and proper assessments, as
contemplated in terms of the JSE Listings Requirements, have been performed in respect of the directors, and is satisfied with the outcomes thereof.
Vishnu Pillay who also retires by rotation, although eligible, has not availed himself for re-election and will be retiring from the Board effective as of the conclusion of the 2026 AGM.
Ordinary Resolution Numbers 6 to 11:
Re-election of audit and risk committee
In terms of section 94(2) of the Act, a public company must, at each AGM, elect an audit committee comprising at least
3 (three) members who are directors and who meet the criteria of section 94(4) of the Act. Regulation 42 to the Act specifies that one third of the members of the audit committee must have appropriate academic qualifications or experience in the areas as listed in the regulation.
The Board reviewed the proposed composition of the committee against these requirements, and in terms of the JSE Listings
Requirements, and has confirmed that, if all the individuals mentioned above are elected, the committee will meet all necessary requirements to effectively perform its duties. (See their resumés from page 14 of this Notice.)
Ordinary Resolution Numbers 12 to 16:
Re-election of social and ethics committee
In accordance with sections 61 and 72(9A)(a) of the Act, the Board reviewed the proposed composition of this committee and has
confirmed that, if all the individuals mentioned above are elected, the committee will meet all relevant requirements to effectively perform its duties. (See their resumés from page 14 of this Notice.)
Ordinary Resolution Number 17:
Re-appointment of external auditors
Ernst & Young Incorporated has indicated its willingness to continue in office and ordinary resolution 17 proposes the re-appointment of that firm as the Company’s auditors. Section 90(3) of the Act requires the designated audit partner to meet the criteria as set out in section 90(2) of the Act.
The Board is satisfied that Ernst & Young Incorporated meets all relevant requirements.
Ordinary Resolution Numbers 18 and 19:
Remuneration policy and report
The remuneration policy and remuneration report of the Company have been tabled for approval by the shareholders of the Company in terms of sections 30A and 30B of the Act, respectively, which commenced on 22 May 2026. In the event that the resolutions are adopted, the remuneration policy and report will be taken as approved in terms of the Act. Failing such approval of either of them, the Company will comply with the relevant processes set out in sections 30A and 30B of the Act, respectively.
Ordinary Resolution Number 20:
General authority to issue shares for cash
Ordinary resolution number 20 seeks to give the directors authority to issue the Company’s listed securities for cash as permitted by the
Act, the MoI and the JSE Listings Requirements.
The Board considers it advantageous to have the flexibility to take advantage of any business opportunity that may arise.
Special Resolution Number 1:
Approval of financial assistance
In terms of section 45 of the Act, the Company may, amongst
others, provide loans and other financial assistance to any one or more related or inter-related companies (whether domestic or foreign) or corporations of the Company and/or to any one or more juristic persons who are members of any such related or inter-
related company or corporation and/or to any one or more juristic persons related or inter-related to any such company, corporation or member. Shareholders are required to pass special resolution number 1 in order to grant the Board the authority to authorise the
Company’s provision of such financial assistance, subject to the
Board being satisfied that the Company meets the solvency and liquidity test (as per section 4 of the Act) and subject further to the financial assistance falling within the category of assistance mentioned in sub-paragraph (c) of special resolution number 1 above. This authority is not relevant or applicable in respect of financial assistance which is exempted under section 45(2A) of the Companies Act.
Special Resolution Number 2:
Pre-approval of non-executive directors’ remuneration
In terms of section 66(8) read with section 66(9) of the Act, companies may pay remuneration to directors for their services as directors unless otherwise provided by the MoI and on approval of shareholders by way of a special resolution.
Executive directors are not specifically remunerated for their services as directors but as employees of the Company and, as such, the resolution, as included in this Notice, requests approval only for the remuneration paid to non-executive directors for their service as directors of the Company. The proposed fees are recommended for approval for a period of 2 (two) years from the date of this AGM or until such time as the non-executive directors’ remuneration is amended by way of special resolution of shareholders, whichever comes first.
Non-executive directors’ fees are reviewed annually and compared to the market median of companies of comparable size and
complexity to ensure they remain fair and competitive.
Following shareholder support and approval of the two-year catch-
up process in the prior year, the Board, through the Remuneration
Committee, continued with the second and final phase in FY26, aimed at bringing NED fees into closer alignment with the market median. Maintaining appropriately competitive fees supports the attraction and retention of directors with the skills and experience required to oversee Harmony’s growing and globally diversified business.
Special Resolution Number 3:
Share issues to persons related and inter-related to the Company or its directors/prescribed officers
In terms of section 41(1) of the Act, shareholder approval by way of a special resolution is required for an issue of shares, securities convertible into shares or options to certain directors, prescribed officers, related or inter-related persons, and their nominees. This special resolution is accordingly proposed to ensure that persons falling within the scope of section 41(1) are not precluded from participating in a general issue of shares for cash authorised pursuant to ordinary resolution 20, and subject to the provisions contained therein. This resolution does not constitute a separate authority to issue shares, and any participation by such persons will remain subject to the approval and parameters of the applicable general authority to issue shares for cash.
Special Resolution Number 4:
Amendment of the MoI
The Board has embarked on process of modernising the MoI to
ensure that it aligns with the latest amendments to the Act that have been introduced since December 2024 and the JSE Listings
Requirements that occurred as a result of the JSE’s simplification project. The resulting clarity that such amendments contained in the New MoI create strengthens Harmony’s corporate governance and better allow it to operate within the four walls of the applicable legislation and rules. An explanation of each proposed amendment is available on the Harmony website at www.har.co.za.
Special resolution number 4 seeks to obtain the necessary approval from shareholders for the Company to amend its existing MoI by deleting, altering or replacing certain provisions to align them with the requirements of the Companies Act and JSE Listings
Requirements following the finalisation of certain amendments to both, and to remove any historical provisions in the Company's existing MoI that are no longer applicable. The proposed
amendments to the existing MoI of the Company are set out in
Annexure A (see pages 20 to 23). A copy of the amended MoI,
marked up for ease of reference, will be available on Harmony’s website at www.har.co.za from the date of publication of the Notice of AGM up to the date of the AGM. The amendments are intended to align the MoI with updated legislation, the latest amendments to the
Companies Act and JSE Listings Requirements, to improve
governance in alignment with the King V. The amended MoI of the
Company will become effective 10 (ten) business days after filing the amended MoI with the Companies and Intellectual Property
Commission (CIPC), unless endorsed or rejected with reasons
by the CIPC prior to the expiry of the 10 (ten) business-day period.
General
Shareholders and proxies participating in the AGM are reminded that section 63(1) of the Act requires that reasonably satisfactory identification be presented for such shareholder or proxy to be allowed to participate in the AGM.
Form of proxy

To be completed by certificated shareholders and dematerialised shareholders with “own-name” registration only.	Harmony Gold Mining Company Limited (Incorporated in South Africa) (Registration number: 1950/038232/06) JSE share code: HAR ISIN: ZAE000015228 JSE share code: HAR NYSE: HMY (“Harmony” or the “Company”)
For use by certificated shareholders and dematerialised shareholders with “own-name” registration who are unable to attend and vote at the AGM to be held entirely by electronic communication on Tuesday, 24 November 2026 at 11:00 (South African Standard Time) or at any adjournment thereof.
Dematerialised shareholders without “own-name” registration must not complete this Form of Proxy but should timeously inform their nominee, or, if applicable, their
CSDP or stockbroker of their intention to participate in and vote at the AGM electronically and request such nominee, CSDP or stockbroker to issue them with the necessary letter of representation to attend or provide such nominee, CSDP or stockbroker with their voting instructions should they not wish to attend the AGM electronically but wish to be represented by proxy at such meeting. Such shareholders must not return this Form of Proxy to the Transfer Secretaries.
Each Shareholder is entitled to appoint a proxy (who need not be a member of the Company) to attend, speak and vote in place of that shareholder at the AGM. Please read the notes to this form of proxy below.

I/We (please print names in full)
of (address)
being the holder/s of	shares in the Company, do hereby appoint:
1	or, failing him/her
2	or, failing him/her
The chairman of the annual general meeting, as my/our proxy to attend, speak and, on a poll or ballot, vote on my/our behalf at this annual general meeting of members or at any adjournment, and to vote or abstain from voting as follows on the ordinary and special resolutions to be proposed at such meeting:

ORDINARY RESOLUTIONS	For	Against	Abstain
Ordinary Resolution Number 1: To elect Alwyn Pretorius as a director
Ordinary Resolution Number 2: To elect James Boardman as a director
Ordinary Resolution Number 3: To re-elect Dr Patrice Motsepe as a director
Ordinary Resolution Number 4: To re-elect Karabo Nondumo as a director
Ordinary Resolution Number 5: To re-elect Dr Mavuso Msimang as a director
Ordinary Resolution Number 6: To re-elect Martin Prinsloo as a member of the audit and risk committee
Ordinary Resolution Number 7: To re-elect Faan Lombard as a member of the audit and risk committee
Ordinary Resolution Number 8: To re-elect Given Sibiya as a member of the audit and risk committee
Ordinary Resolution Number 9: To re-elect Bongani Nqwababa as a member of the audit and risk committee
Ordinary Resolution Number 10: To re-elect Zanele Matlala as a member of the audit and risk committee
Ordinary Resolution Number 11: To re-elect Mametja Moshe as a member of the audit and risk committee
Ordinary Resolution Number 12: To re-elect Zanele Matlala as a member of the social and ethics committee
Ordinary Resolution Number 13: To re-elect Given Sibiya as a member of the social and ethics committee
Ordinary Resolution Number 14: To re-elect Mametja Moshe as a member of the social and ethics committee
Ordinary Resolution Number 15: To re-elect Dr Mavuso Msimang as a member of the social and ethics committee
Ordinary Resolution Number 16: To re-elect Karabo Nondumo as a member of the social and ethics committee
Ordinary Resolution Number 17: To re-appoint the external auditors
Ordinary Resolution Number 18: To approve the remuneration policy
Ordinary Resolution Number 19: To approve the remuneration report
Ordinary Resolution Number 20: To approve a general authority to issue shares for cash
SPECIAL RESOLUTIONS
Special Resolution Number 1: Approval of financial assistance in terms of section 45 of the Act
Special Resolution Number 2: Pre-approval of non-executive directors’ remuneration
Special Resolution Number 3: Approval of share issues to persons related and inter-related to the Company or its directors/prescribed officers
Special Resolution Number 4: Approval of the adoption of the New MoI
Please indicate with an ‘X’ in the appropriate spaces above how you wish your vote to be cast. If no indication is given, the proxy may vote or abstain as he/she sees fit.

Signed at	this	day of	2026
Signature
Assisted by me, where applicable (name and signature)
Completed Forms of Proxy must be dated and signed by the shareholder appointing a proxy and must be lodged electronically with Transfer Secretaries. Shareholders are urged
(but not required) to electronically deliver their completed Form of Proxy by no later than 11:00 (South African Standard Time) on Monday, 23 November 2026 to
meetingservices@jseinvestorservices.co.za.
Please read the notes and instructions on the reverse side.
Notes to form of proxy
1.A Form of Proxy is only to be completed by those shareholders who are:
(a)registered holders of shares in certificated form; or
(b)holders of dematerialised shares of the Company in their own name.
2.If you have already dematerialised your shares through a CSDP or broker and wish to participate in and vote at the AGM, you must request your CSDP or broker to provide you with a letter of representation or instruct your CSDP or broker to vote by proxy on your behalf in terms of the agreement entered into between yourself and your CSDP or broker.
3.A shareholder may insert the name of a proxy or the names of two alternative proxies of the shareholder’s choice in the space provided. The person whose name stands first on the Form of Proxy and who is present at the AGM will be entitled to act to the exclusion of those whose names follow.
4.On a poll, a shareholder who is present or represented by proxy will be entitled to that proportion of the total votes in the Company which the aggregate amount of the nominal value of the shares held by him/her bears to the aggregate amount of the nominal value of all the shares issued by the Company.
5.A shareholder’s instructions to the proxy must be indicated by inserting the relevant numbers of votes exercisable by the shareholder in the appropriate box. Failure to comply will be deemed to authorise the proxy to vote or to abstain from voting at the AGM as he/she deems fit in respect of all the shareholder’s votes exercisable. A shareholder or the proxy is not obliged to use all the votes exercisable by the shareholder or by the proxy, but the total of votes cast and in respect of which abstention is recorded may not exceed the total of votes exercisable by the shareholder or by the proxy.
6.Forms of Proxy (enclosed) must be dated and signed by the shareholder appointing a proxy and must be lodged electronically with JSE
Investor Services Proprietary Limited. Shareholders are urged (but not required) to electronically deliver their completed Form of Proxy by no later than 11:00 (South African Standard Time) on Friday, 20 November 2026 to the offices of the Transfer Secretaries, JSE Investor Services
Proprietary Limited, One Exchange Square, Gwen Lane, Sandown, Sandton, 2196 (PO Box 4844, Johannesburg, 2000, email:
meetingservices@jseinvestorservices.co.za).
7.Completing and lodging this Form of Proxy will not preclude the relevant shareholder from electronically attending the AGM and speaking and voting electronically to the exclusion of any proxy appointed in terms hereof.
8.Documentary evidence establishing the authority of a person signing this Form of Proxy in a representative capacity or other legal capacity must be attached to this Form of Proxy, unless previously recorded by the Transfer Secretaries or waived by the chairman of the AGM.
9.The completion of blank spaces overleaf need not be initialled. Any alteration or correction made to this Form of Proxy must be initialled by the signatory(ies).
10.Despite the aforegoing, the chairman of the AGM may waive any formalities that would otherwise be a prerequisite for a valid proxy.
11.If any shares are jointly held, all joint shareholders must sign this Form of Proxy. If more than one of those shareholders is present at the AGM either electronically or by proxy, the person whose name appears first in the Register will be entitled to vote.
Electronic participation form

Electronic participation in the Harmony Gold Mining Company Limited electronic annual general meeting to be held on 24 November 2026.	Harmony Gold Mining Company Limited (Incorporated in South Africa) (Registration number: 1950/038232/06) JSE share code: HAR ISIN: ZAE000015228 JSE share code: HAR NYSE: HMY (“Harmony” or the “Company”)
▪Shareholders or their proxies who wish to participate in the annual general meeting via electronic communication (“Participants”), must apply to the Company’s meeting scrutineers to do so by emailing the form below (“the application”) to the email address of the Company’s meeting scrutineers, The Meeting Specialist
(Proprietary) Limited (“TMS”), by no later than 11:00 (South African Standard Time) on Friday, 20 November 2026. The email address is as follows:
proxy@tmsmeetings.co.za
▪Shareholders who have dematerialised their shares, other than those shareholders who have dematerialised their shares with ”own-name” registration, should contact their Central Securities Depository Participant (“CSDP”) or broker in the manner and time stipulated in their agreement with their CSDP or Broker:
–to furnish them with their voting instructions; and
▪in the event that they wish to participate in the meeting, to obtain the necessary authority to do so
▪participants will be able to vote during the annual general meeting through an electronic participation platform. Such participants, should they wish to have their vote(s) counted at the annual general meeting, must provide TMS with the information requested below
▪Each shareholder, who has complied with the requirements below, will be contacted between 23 and 24 November 2026 via email/mobile with a unique link to allow them to participate in the electronic annual general meeting
▪The cost of the participant’s phone call or data usage will be at his/her own expense and will be billed separately by his/her own telephone service provider
▪The cut-off time, for administrative purposes, to participate in the meeting will be 11:00 (South African Standard Time) on 20 November 2026
▪The participant’s unique access credentials will be forwarded to the email/mobile telephone provided below.

Application form

Name and surname of shareholder
Name and surname of shareholder representative (if applicable)
ID number of shareholder or representative
Email address
Mobile/cell number/Telephone number
Name of CSDP or Broker (if shares are held in dematerialised format)
SCA number/Broker account number or Own-name account number
Number of shares
Signature
By signing this form, I agree and consent to the processing of my personal information above for the purpose of participation in the annual general meeting.
Terms and conditions for participation at the Harmony Gold Mining Company Limited annual general meeting to be held on
24 November 2026 via electronic communication
▪The cost of dialling in using a telecommunication line/webcast/web-streaming to participate in the annual general meeting is for the expense of the participant and will be billed separately by the participant’s own telephone service provider
▪The participant acknowledges that the telecommunication lines/webcast/web-streaming are provided by a third party and indemnifies Harmony Gold Mining
Company Limited, the JSE Limited and TMS and/or their third-party service providers against any loss, injury, damage, penalty or claim arising in any way from the use or possession of the telecommunication lines/webcast/web-streaming, whether or not the problem is caused by any act or omission on the part of the participant or anyone else. In particular, but not exclusively, the participant acknowledges that he/she will have no claim against Harmony Gold Mining Company
Limited, the JSE Limited and TMS and/or its third-party service providers, whether for consequential damages or otherwise, arising from the use of the telecommunication lines/webcast/web-streaming or any defect in it or from total or partial failure of the telecommunication lines/webcast/web-streaming and connections linking the telecommunication lines/webcast/web-streaming to the annual general meeting
▪Participants will be able to vote during the annual general meeting through an electronic participation platform. Such participants, should they wish to have their vote(s) counted at the annual general meeting, must act in accordance with the requirements set out above
▪Once the participant has received the link, the onus to safeguard this information remains with the participant
▪The application will only be deemed successful if this application form has been fully completed and signed by the participant and delivered or emailed to TMS at
proxy@tmsmeetings.co.za.

Shareholder name:
Signature:
Date:
Important: You are required to attach a copy of your identity document/driver’s licence/passport when submitting the application.
Resumés

Alwyn Pretorius
Independent non-executive director
Appointed:
October 15, 2026
Qualifications:
▪BEng (Mining Engineering)
▪BEng (Industrial Engineering)
▪Mine Manager’s Certificate of Competence
▪BLDP, SLP
Alwyn was appointed to the board on 15 October 2026. He has 30 years of operational, project and corporate experience in the mining industry, globally and in South Africa.
Alwyn served as Managing Director in Papua New Guinea, and prior to that he held the roles of Regional Senior Vice President in
South America and Africa respectively at Newmont Corporation. Before joining Newmont in 2016, he was Chief Operating Officer for Harmony’s South African operations from 2014 and served as Health and Safety Executive in South Africa from 2011. He joined Harmony in 2003 with the merger with African Rainbow Minerals where he held various operational roles. Alwyn also served as Chair and Director on the Board of Mines Rescue Services (Pty) Ltd for four years from 2011.

James Boardman
Independent non-executive director
Appointed:
October 15, 2026
Qualifications:
▪BA (University of Cape Town)
▪CFA
James was appointed to the board on 15 October 2026. He has 20 years’ experience across South African capital markets, private equity and corporate advisory. He is the founder and Managing Director of Grey Heron Venture Partners, a private investment firm backed by a family office. Previously, he was a Principal in Grindrod Bank’s private equity and investment banking team, a consultant at Bain & Company and a derivatives specialist at the Johannesburg Stock Exchange.
His experience includes derivatives and capital markets, investment banking, corporate finance, business strategy, investment strategy, valuation, risk management and board governance.
James currently serves as a non-executive director of Cultura Fresh, a hydroponic lettuce farm; a board observer at Lelive Africa, a skincare brand; and an adviser to FARO, a rapidly growing fashion retailer. He is a member of the Institute of Directors of South Africa.

Dr Patrice Motsepe
Non-executive chairman
Appointed:
September 23, 2003
Qualifications:
▪LLB and Doctor of Commerce honoris causa (University of the Witwatersrand)
▪Doctor of Commerce honoris causa (Stellenbosch University)
▪Doctor of Commerce honoris causa (University of Fort Hare)
▪BA Law and Doctor of Laws honoris causa (University of eSwatini, formerly the University of Swaziland).
Committee memberships:
Nomination committee
Dr Patrice Motsepe was appointed non-independent non-executive chairman on 23 September 2003. In 1994, Dr Motsepe founded Future
Mining which grew rapidly to become a successful contract mining company. He then formed ARMgold in 1997 which listed on the JSE in
2002.
Dr Motsepe led ARMgold into a merger with Avmin and Harmony Gold in 2003. Following the merger, Avmin changed its name to African
Rainbow Minerals (ARM) and he became the founder and Executive Chairman of ARM.
Dr Motsepe was voted South Africa’s Business Leader of the Year in 2002 by the chief executive officers of the top 100 companies in South
Africa. In the same year, he was the winner of the Ernst & Young Best Entrepreneur of the Year Award.
In 2017, Forbes Magazine commemorated its 100th Anniversary and honoured Dr Motsepe as one of the “100 Greatest Living Business
Minds” in the world alongside many prominent global business leaders. He is the only person living on the African Continent to be recognised and honoured as one of the “100 Greatest Living Business Minds” in the world.
Dr Motsepe and his wife, Dr Precious Moloi-Motsepe joined the Giving Pledge in January 2013 which was started by Warren Buffett and Bill and Melinda Gates. Dr Motsepe committed to give half of the wealth, which is owned by the Motsepe family, to the poor and for philanthropic purposes during his lifetime and that of his wife and beyond. In April 2019, Forbes Magazine stated that US$500 million was donated by the Motsepe family to the poor and for philanthropic purposes.
In March 2020, Dr Motsepe announced that his family, in partnership with companies and organisations that they are associated with, including ARM, pledged R1 billion (US$57 million) to assist with South Africa and Africa’s response to the challenges presented by the Covid-19 pandemic.
Dr Motsepe is a member of the Board of Trustees of the World Economic Forum (WEF), the Global Network Advisory Board of the
WEF Centre for the Fourth Industrial Revolution and the WEF International Business Council (IBC) which is made up of 100 highly respected and influential chief executives from all industries. He is also a member of the Harvard Global Advisory Council and the International Council
on Mining and Metals (ICMM).
Dr Motsepe was a partner in one of the largest law firms in South Africa, Bowmans and was also a visiting attorney in the USA with the law firm, McGuireWoods.
His past business responsibilities include being the President of National African Federated Chamber of Commerce and Industry (NAFCOC)
from 2002 to 2006, Founding President of Business Unity South Africa (BUSA) from January 2004 to May 2008, Founding President of
Chambers of Commerce and Industry South Africa (CHAMSA), President of the Black Business Council (BBC), and the Founding Chairman of
the BRICS (Brazil, Russia, India, China, South Africa) Business Council in March 2013.
Dr Motsepe is a recipient of numerous business and leadership awards and recognitions including:
▪Republic of Cote d’Ivoire, Commander of the National Order Award, 2024 (highest award conferred to persons who are not
Heads of State)
▪Sunday Times Lifetime Achiever Award, 2017
▪Harvard University Veritas Award for Excellence in Global Business and Philanthropy, 2014
▪BRICS Business Council, Outstanding Leadership Award, 2014
▪The Black Management Forum (BMF) Presidential Award for Business Excellence, 2010
▪McGuireWoods Outstanding Alumnus Awards, 2009
▪African Business Roundtable, USA, Entrepreneur and Freedom of Trade Award, 2009
▪South African Jewish Report, Special Board Members Award for Outstanding Achievement, 2004
▪Afrikaanse Handelsinstituut, MS Louw Award for Exceptional Business Achievement, 2003
▪World Economic Forum Global Leader of Tomorrow, 1999.
Dr Motsepe is the founder and Chairman of Ubuntu-Botho Investments, African Rainbow Capital (ARC), African Rainbow Energy and Power
(AREP) and UBI General Partner Proprietary Limited. He is also the Deputy Chairman of Sanlam and Chairman of Harmony Gold.
He is the President of Confederation of African Football (CAF) and Vice President of Fédération Internationale de Football Association (FIFA).
He was previously President of Mamelodi Sundowns Football Club.

Karabo Nondumo
Independent non-executive deputy chairperson
Appointed:
May 3, 2013
Qualifications:
▪BAcc
▪HDip (ACC)
▪CA(SA)
Committee memberships:
▪Investment committee
▪Nomination committee
▪Social and ethics committee
Karabo was appointed to the board on 3 May 2013. She is a Chartered Accountant and board-level executive with 20+ years’ experience in strategic investment, corporate finance, and M&A across telecommunications, financial services, ICT, and mining. She has proven track record in founding, scaling, and governing investment and operating businesses, and in executing Africa expansion and exit strategies for large corporates. Extensive experience in capital allocation, valuations, and high-stakes transactions. Currently an Executive Director of her investment companies and extensive experience as an Independent Non-Executive Director of multiple JSE-listed and multinational companies, with deep expertise in governance, HR, Investment, Audit and Risk, and Social and Ethics oversight. Recognised for disciplined deal execution, strong commercial judgement, and deep understanding of African markets.

Dr Mavuso Msimang
Independent non-executive director
Appointed:
March 26, 2011
Qualifications:
▪MBA (Project Management)
▪BSc
Committee memberships:
▪Nomination committee
▪Social and ethics committee
Mavuso was appointed to the board on 26 March 2011. He has 28 years’ experience in management at executive level, and was involved in the successful transformation and restructuring of several state-owned entities over a period of 16 years until 2010.
He held several senior positions in public sector organisations, including South African Tourism, South African National Parks and the State IT
Agency (SITA), where he successively served as chief executive officer. He also worked for a couple of South African non-governmental organisations. Mavuso retired from the civil service in 2010 following a three-year stint as Director-General at the Department of Home
Affairs. He served as the CEO of the Oliver and Adelaide Tambo Foundation.
Before the onset of democracy on South Africa, he worked for international development agencies, the World University Service of Canada and CARE International which posted him to Ethiopia and Kenya, respectively, as their country representative. He also held senior management positions with the United Nations Children’s Fund and the World Food Programme. Currently, Mavuso serves on various civic society, environmental management and private sector boards. He is a co-founder of African Parks Network and its Emeritus Board Member.
Mavuso is the immediate-past chairman of Corruption Watch and is a public commentator on good governance, and against corruption.

Martin Prinsloo
Independent non-executive director
Appointed:
May 18, 2022
Qualification:
CA(SA)
Committee memberships:
▪Audit and risk committee (chairperson)
▪Technical committee
▪Investment committee
Martin was appointed to the board on 18 May 2022. He has more than 30 years of corporate, project and structured finance experience, including eight years as financial director (CFO) of a JSE-listed company. Martin’s early career progressed from KPMG through the Industrial
Development Corporation after which he joined BoE Merchant Bank as director of Specialised Finance where he implemented several listing and funding transactions predominantly in the resources industry.
In 2003, he was appointed to Anglo Platinum as head of Corporate Finance and Business Development and acted in the capacity of executive head Finance (CFO) for just over a year before joining Royal Bafokeng Platinum as CFO in 2009. Martin invested into a private equity business, Fledge Capital in March 2019 and is also a non-executive director of a number of unlisted companies.

Frans (“Faan”) Lombard
Lead independent non-executive director
Appointed:
August 14, 2025
Qualification:
CA(SA)
Committee memberships:
▪Nomination committee (chairperson)
▪Audit and risk committee
Frans was appointed to the board as an independent non-executive director with effect from 14 August 2025. He was nominated as lead independent non-executive director effective 14 August 2026.
He has extensive experience across the metals, mining, engineering, and construction industries, coupled with his understanding of governance, audit, and regulatory environments.

Given Sibiya
Independent non-executive director
Appointed:
May 13, 2019
Qualifications:
▪BComm
▪BAcc
▪CA(SA)
Committee memberships:
▪Remuneration committee (chairperson)
▪Audit and risk committee
▪Social and ethics committee
Given was appointed to the board on 13 May 2019. She is a Chartered Accountant and until 31 August 2014 was Head: Internal Audit at
SekelaXabiso (Pty) Limited. She has over 30 years’ experience in internal and external auditing, risk management, management consulting, corporate governance and forensic auditing. Prior to joining SekelaXabiso Proprietary Limited, she spent nine years at SizweNtsaluba VSP where she was Director: Forensics and where from 2005 she headed the Corporate Governance Services Division. She served articles at
KPMG Aiken & Peat from 1991 to early 1994, and subsequently worked for Anglo American Corporation as an internal auditor in the Group
Audit Services Department from April 1994 to May 1996.
She has served as a member of the audit and risk committee for a number of entities, including as chairperson of the audit committee for
Basil Read Holdings Limited, South African Express Airways SOC Limited, Brand South Africa and the Composers, Authors and Publishers
Association (CAPASSO).  She previously served as a non-executive director and then Chief Operating Officer of Chapter Zero Southern Africa.
Until March 2026, she was a non-executive board member of Ithala SOC Limited, where she chaired both the audit and compliance committee and the social, ethics and sustainability committee. She served as an audit committee member of the Presidency for three years and as chairperson for a further 3 years until December 2022.  She currently serves as a member of the Advisory Committee of the Gauteng
Provincial Legislature and has been appointed as a non-executive director for Divercity Urban Property Group (Pty) Ltd from October 2025.

Bongani Nqwababa
Independent non-executive director
Appointed:
May 18, 2022
Qualifications:
▪B.Acc(Hons)
▪FCA
▪MBA
Committee memberships:
▪Investment committee (chairperson)
▪Audit and risk committee
▪Remuneration committee
Bongani was appointed to the board on 18 May 2022. He was Joint CEO of Sasol Limited. Prior to that, he was CFO and executive director at
Sasol, Anglo American Platinum (now Valterra Platinum), Eskom and Shell Southern Africa.
He has over 30 years’ experience in the mining, petrochemicals, and energy sectors globally and in South Africa.
Bongani is currently an independent non-executive director of the Development Bank of Southern Africa (DBSA), Discovery Bank Limited and
African Rainbow Minerals Limited. He is Chairman of Babcock Ntuthuko Engineering and Babcock Plant Services in South Africa. He
previously served on the board of Old Mutual plc as an independent non-executive director and chaired the SARS Audit Committee.

Zanele Matlala
Independent non-executive director
Appointed:
January 17, 2025
Qualifications:
▪BCom
▪BCompt (Hons)
▪CA(SA)
Committee memberships:
▪Social and ethics committee (chairperson)
▪Audit and risk committee
Zanele was appointed to the board on 17 January 2025. She is a Chartered Accountant with a depth of experience at executive management and board of directors level.  Zanele is currently the CEO of Merafe Resources, a position she has held for more than a decade, after initially being appointed as CFO. Her previous roles include serving as Group Financial Director of Kagiso Trust Investments and CFO of the
Development Bank of Southern Africa.  She is an independent director of  Dipula Income Fund and Gold Rush Holdings.

Mametja Moshe
Independent non-executive director
Appointed:
January 17, 2025
Qualifications:
▪MBA
▪CA(SA)
▪BCom (Honours) Accounting
▪BCom Accounting
Committee memberships:
▪Audit and risk committee
▪Social and ethics committee
Mametja was appointed to the board on 17 January 2025.  Mametja brings extensive financial experience and expertise to the board having worked previously as an investment banker at Morgan Stanley and UBS AG, and as an auditor at KPMG. Her expertise spans audit, mergers and acquisitions, equity and debt, capital markets, corporate tax as well as BEE transaction advisory in a number of industries including mining, telecommunication, financial services and manufacturing. She is the founder and CEO of Moshe Capital (Pty) Ltd, a South African advisory and investment firm. She also serves as non-executive director of Impala Platinum Holdings Limited and Sasol Limited.

Annexure A
HARMONY GOLD MINING COMPANY LIMITED
Explanations for Amendments to Memorandum of Incorporation

No.	Clause No.	Amendment	Explanation

1.	Amended 1.1.4	"Central Securities Depositary" has the meaning set out in section 1 of the Financial Markets Act~~Securities Services Act~~;	Amended to refer to the Financial Markets Act, which replaced the Securities Services Act.

2.	New 1.1.9	"Financial Markets Act" means the Financial Markets Act, No 19 of 2012	Definition of Financial Markets Act, which replaced the Securities Services Act, included.

3.	Amended 1.1.14	"Participant" has the meaning set out in the Financial Markets Act~~section 1 of the Securities Services Act~~;	Amended to refer to the Financial Markets Act, which replaced the Securities Services Act.

4.	Amended 1.1.18.2	anything falling within the meaning of "securities" as set out in the Financial Markets Act~~section 1 of the  Securities Services Act~~;	Amended to refer to the Financial Markets Act, which replaced the Securities Services Act.

5.	Deleted 1.1.19	~~"Securities Services Act" means the Securities Services  Act, No 36 of 2004, including any amendment, consolidation or re-enactment thereof;~~	Deleted following the replacement of the Securities Services Act with the Financial Markets Act.

6.	Amended 1.1.25	"Uncertificated Securities" means any "uncertificated securities" defined as such in the Financial Markets Act~~section 29 of the Securities Services Act~~; and	Amended to refer to the Financial Markets Act, which replaced the Securities Services Act.

7.	New 1.2.6
to the extent that any provision of the MOI stipulates
any requirement that has been inserted for the purpose
of complying with any provision of the JSE Listings
Requirements or the Act and such provision of the JSE
Provision added to accommodate future changes to the JSE Listings Requirements or the Act that may otherwise render provisions of the MOI

		Listings Requirements or the Act is deleted, removed or otherwise becomes inapplicable for any reason whatsoever, such requirement shall be deemed to have been fulfilled;	outdated at the time, consistent with best market practice.

8.	Amended 6.10
~~Subject to what may be authorised by the Act,~~If and to
the extent that the JSE Listings Requirements ~~and at~~
~~meetings of Shareholders in accordance with clause~~
~~6.12, and subject to clause 6.11,~~or the Act contain any
provisions whereby the Board may only issue unissued
Shares if such Shares have first been offered to existing
Shareholders in proportion to their shareholding on such
terms and in accordance with such procedures as the
Board may determine, ~~unless such Shares are issued for~~
~~the acquisition of assets by the Company~~the Board shall
be bound by such provisions, and its power to issue
Shares in its discretion shall be limited accordingly.
Amended to align with the provisions of the JSE Listings Requirements relating to share issues.

9.	Deleted 6.12
~~Notwithstanding the provisions of clause 6.10, the~~
~~Shareholders may at a general meeting authorise the~~
~~Directors to issue Shares and/or grant options to~~
~~subscribe for Shares as the Directors in their discretion~~
~~think fit, provided that such transaction(s) has/have~~
~~been approved by the JSE and comply with the JSE~~
~~Listings Requirements.~~
Deletion of clause that has become redundant following the amendments to clause 6.10.

No.	Clause No.	Amendment	Explanation

10.	Amended 18.7.1
the presentation of the directors' report, audited
financial statements for the immediately preceding
financial year of the Company ~~and~~, an audit committee
report, a social and ethics committee report, a
remuneration report and any other report or document
required by the Act and/or the JSE Listings Requirements
to be presented at such annual general meeting;
Amended to align with the amendments to the Act relating to the social and ethics report and remuneration report.

11.	New 18.7.2	the approval by the Shareholders of the remuneration report in accordance with the provisions of the Act;	Amended to align with the amendments to the Act relating to the requirement for the approval by Shareholders of the remuneration report.

12.	New 18.7.4	the appointment of a social and ethics committee, to the extent the Company is not exempted from the appointment thereof;	Amended to align with the amendments to the Act relating to the requirement for the election of the social an ethics committee by Shareholders.

13.	Amended 24.11
~~In addition to the~~The Board must comprise of such
minimum number of Directors~~, if any, that the Company~~
~~must have to satisfy any requirement~~ as provided for in
terms of the Act ~~to appoint an audit committee and a~~
~~social and ethics committee, the Board must comprise at~~
~~least 4 (four) Directors~~.  There shall be no restriction on the maximum number of Directors that may be
appointed to the Board unless otherwise determined by
the Shareholders at
Amended to align with the latest JSE Listings Requirements on the minimum number of Directors and to provide further clarity on the number of Directors that must comprise the Board.

any time, and from time to time, by way of ordinary resolution.

14.	Amended 31.3
If and for as long as it is required to do so in terms of the
Act or the Regulations and unless the Company is
exempted from doing so by the Tribunal in terms of
section 72(5) of the Act,  the ~~Board~~Company must
~~appoint~~have a social and ethics committee in place
having the powers and functions prescribed in terms of
section 72 of the Act and the Regulations.
Amended to align with the amendments to the Act relating to the requirement for the election of the social an ethics committee by Shareholders.

15.	Amended 35
35.ACCESS TO COMPANY RECORDS
35.1 Access to the Company's records and the
maintenance by the Company of its records shall be
governed in accordance with section 26 of the Act.
~~34.18 Each person who holds or has a beneficial interest in~~
~~any Securities issued by the Company is entitled to inspect~~
~~and copy, without any charge for any such inspection or~~
~~upon payment of no more than the prescribed maximum~~
~~charge for any such copy, the information contained in the~~
~~records of the Company referred to in section 26(1) of the~~
~~Act, being –~~
~~34.18.1 this Memorandum of Incorporation, and any~~
~~amendments or alterations thereof;~~

Amended to reflect best market practice in aligning
access to the Company's record and maintenance of its
records in accordance with all applicable legislation and
creating flexibility for future amendments to such
legislation.

Annexure A continued

No.	Clause No.	Amendment	Explanation

15.	Amended 35
~~34.18.2 a record of the Directors, including the details of~~
~~any person who has served as a Director, for a period of~~
~~7 (seven) years after that person has ceased to serve as a~~
~~Director, and any information relating to such persons~~
~~referred to in section 24(5) of the Act;~~
~~34.18.3 all –~~
~~34.18.3.1 reports presented at an annual general~~
~~meeting of the Company for a period of 7 (seven) years~~
~~after the date of any such meeting;  and~~
~~34.18.3.2 annual financial statements required by the Act~~
~~for a period of 7 (seven) years after the date on which~~
~~each such particular statements were issued;~~
~~34.18.4 notice and minutes of all Shareholders' meetings,~~
~~including –~~
~~34.18.4.1 all resolutions adopted by them, for 7 (seven)~~
~~years after the date each such resolution was adopted;~~
~~and~~
~~34.18.4.2 any document that was made available by the~~
~~Company to the holders of Securities in relation to each~~
~~such resolution;~~
~~34.18.5 any written communications sent generally by~~
~~the Company to all holders of any~~

~~class of the Company's Securities, for a period of 7~~
~~(seven) years after the date on which each of such~~
~~communications was issued;  and~~
~~34.18.6 the Securities Register.~~
~~34.19 A person not contemplated in clause 35.1 has a~~
~~right to inspect the Securities Register and the register of~~
~~Directors of the Company upon payment of an amount~~
~~not exceeding the prescribed maximum fee for any such~~
~~inspection.~~
35.2 A person who wishes to inspect the Uncertificated
Securities Register may do so only through the Company
in terms of section 26 of the Act, and in accordance with
the rules of the Central Securities Depository. ~~Within 5~~
~~(five) business days after the date of a request for~~
~~inspection, the Company must produce a record of the~~
~~Uncertificated Securities Register, which record must~~
~~reflect at least the details referred to in section 50(3)(b)~~
~~of the Act at the close of business on the day on which~~
~~the request for inspection was made.~~

Annexure A continued

No.	Clause No.	Amendment	Explanation

16.	Amended 38.2	An amendment of this Memorandum of Incorporation will take effect ~~from~~on the ~~later~~dates stipulated in section 16 of ~~–~~ the Act. ~~37.2.1 the date on, and time at, which the Commission  accepts the~~	Amended to align with the amendments to the Act.

~~filing of the notice of amendment contemplated in~~
~~section 16(7) of the Act;  and~~
~~37.2.2 the date, if any, set out in the said notice of~~
~~amendment,~~
~~save in the case of an amendment that changes the~~
~~name of the Company, which will take effect from the~~
~~date set out in the amended registration certificate~~
~~issued by the Commission.~~

Administrative and contact details
Harmony Gold Mining Company Limited
Harmony was incorporated and registered as a public company
in South Africa on 25 August 1950
Registration number: 1950/038232/06
Corporate office
Randfontein Office Park
PO Box 2, Randfontein, 1760, South Africa
Corner Main Reef Road and Ward Avenue,
Randfontein, 1759, South Africa
Telephone: +27 11 411 2000
Website: www.harmony.co.za
Directors
Dr PT Motsepe* (chairman)
KT Nondumo*^ (deputy chairman)
FJ Lombard*^ (lead independent director)
BB Nel** (chief executive officer)
BP Lekubo** (financial director)
Dr HE Mashego** (executive director)
J Boardman*^
M Gule*^
Z Matlala*^
M Moshe*^
Dr M Msimang*^
B Nqwababa*^
VP Pillay*^
A Pretorius*^
MJ Prinsloo*^
GR Sibiya*^
PL Turner *^
*Non-executive
**Executive
^Independent
Investor relations
Email: HarmonyIR@harmony.co.za
Telephone: +27 11 411 6073 or
+27 82 746 4120
Website: www.harmony.co.za
Company secretary
SS Mohatla
Email: companysecretariat@harmony.co.za
Telephone: +27 11 411 2359
Transfer secretaries
JSE Investor Services South Africa Proprietary Limited
(Registration number 2000/007239/07)
19 Ameshoff Street, 13th Floor, Hollard House, Braamfontein,
Johannesburg, South Africa
PO Box 4844, Johannesburg, 2000, South Africa
Email: info@jseinvestorservices.co.za
Telephone: +27 86 154 6572 (South Africa)
Fax: +27 86 674 4381
American Depositary Receipts (ADRs)
Deutsche Bank Trust Company Americas
c/o Equiniti Trust Company LLC, Peck Slip Station
PO Box 2050, New York,
NY10271-2050
Email queries: db@astfinancial.com
Toll free (within US): (886) 249 2593
Int: +1 718 921 8137
Fax: +1 718 921 8334
Sponsor
J.P. Morgan Equities South Africa Proprietary Limited
1 Fricker Road, corner Hurlingham Road, Illovo,
Johannesburg, 2196, South Africa
Private Bag X9936, Sandton, 2146, South Africa
Telephone: +27 11 507 0300
Fax: +27 11 507 0503
Trading symbols
JSE: HAR
NYSE: HMY
ISIN: ZAE000015228